Exhibit 99.5

FIRST AMENDMENT TO THE ENTERPRISE FINANCIAL SERVICES CORP
EXECUTIVE EMPLOYMENT AGREEMENT
BETWEEN ENTERPRISE FINANCIAL SERVICES CORP AND
FRANK H. SANFILIPPO

     WHEREAS, Enterprise Financial Services Corp (“Company”), a Delaware corporation, and Frank H. Sanfilippo (“Executive”) entered into the Enterprise Financial Services Corp Executive Employment Agreement between Company and Executive dated effective as of December 1, 2004 (“Original Agreement”); and

     WHEREAS, Company and Executive want to amend the Original Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to make other changes; and

     WHEREAS, in connection with the purchase by the United States Department of the Treasury of certain preferred shares and related common stock warrants of the Company, the Company and Executive want to amend the Original Agreement to comply with the requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the date hereof;

     NOW, THEREFORE, the Original Agreement is amended effective as of December 19, 2008 as follows:

1.	Change Section 4.2 to read in its entirety as follows:

4.2 Targeted Bonus. In addition to the compensation set forth elsewhere in this Section 4, for each calendar year during the Employment Term and any extensions thereof, the Executive shall qualify for a targeted annualized bonus (“Targeted Bonus”) based upon meeting established targeted goals. The Targeted Bonus for calendar/fiscal year 2004 shall be $75,000.00. No later than the Company’s January Board meeting, the Company and Executive shall agree upon certain targeted financial and operating goals (“Targets”) for that calendar year. The established Targets shall be consistent with the financial plan for the Company as adopted by the Company’s Board. Within 75 days after the end of each calendar year, the Company’s Chief Executive Officer in collaboration with the Board (or a committee of the Board to which the Board has delegated such authority) shall make a good faith determination as to the extent to which the Targets have been met for the preceding calendar year. If the Targets have been met, then Executive shall receive a Targeted Bonus for such preceding year. In the event that the established Targets are exceeded, then Executive shall be entitled to receive additional bonus amounts above the Targeted Bonus as the Company’s Chief Executive Officer in collaboration with the Board (or such committee of the Board) may determine in their discretion. If the Company’s Chief Executive Officer in collaboration with the Board (or such committee of the Board) determines that the Targets have not been fully met, but minimum thresholds as may be established by the Company’s Chief Executive Officer in collaboration with the Board (or such committee) have been met, the Company’s Chief Executive Officer in collaboration with the Board (or such committee) shall make a good faith determination as to the extent that the Targets have been met and determine the amount of such Targeted Bonus to be awarded to the Executive based proportionately upon the extent to which the Targets are determined to have been met. Any Targeted Bonus due pursuant to the foregoing provisions with respect to a particular calendar year shall be paid no later than March 15th of the calendar year immediately following the calendar year to which the Targeted Bonus relates. Executive shall also be eligible to receive such other bonuses or incentive payments as may be approved by the Board of Directors.

2.	Change Section 5 to read in its entirety as follows:

5. Termination of Employment.

       5.1 Termination for Cause. “Termination for Cause”, as hereinafter defined, may be effected by the Company at any time during the term of this Agreement by written notification to Executive, specifying in detail the basis for the Termination for Cause. Upon Termination for Cause, Executive shall immediately be paid all accrued salary, bonus compensation to the extent earned for the calendar year immediately preceding termination, any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive’s rights under such plans, accrued vacation pay for the year in which termination occurs, and any appropriate business expenses incurred by Executive reimbursable by the Company in connection with his duties hereunder, all to the date of termination, but Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation. “Termination for Cause” shall mean termination by the Company of Executive’s employment by the Company by reason of (a) an order of any federal or state regulatory authority having jurisdiction over the Company, (b) the willful failure of Executive substantially to perform his duties hereunder (other than any such failure due to Executive’s physical or mental illness); (c) a willful breach by Executive of any material provision of this Agreement or of any other written agreement with the Company or any of its Affiliates; (d) Executive’s commission of a crime that constitutes a felony or other crime of moral turpitude or criminal fraud; (e) chemical or alcohol dependency which materially and adversely affects Executive’s performance of his duties under this Agreement; (f) any act of disloyalty or breach of responsibilities to the Company by the Executive which is intended by the Executive to cause material harm to the Company; or (g) misappropriation or attempted misappropriation of any of the Company’s funds or property; or (h) Executive’s material violation of any company policy applicable to the Executive. If subsequent to Executive’s termination of employment hereunder for other than Cause it is determined in good faith by the Company that the Executive’s employment could have been terminated for Cause hereunder, Executive’s employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause concerned.

       5.2 Termination Other Than for Cause. Notwithstanding any other provisions of this Agreement, the Company may effect a “Termination Other Than For Cause”, as hereinafter defined, at any time upon giving written notice to Executive of such termination. Upon any Termination Other Than for Cause, subject to Executive’s compliance with the terms and conditions contained in this Agreement, Executive shall within 30 days after such  termination be paid all accrued salary, bonus compensation to the extent earned for the calendar year immediately preceding termination, accrued vacation pay for the year in which termination occurs, any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive’s rights under such plans, and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination. “Termination Other Than for Cause” shall mean any termination by the Company of Executive’s employment with the Company other than a termination pursuant to subsection 5.1, 5.3, 5.4, 5.5 or 5.6, provided that such termination constitutes a Separation from Service as defined in Section 22.1. No “Termination Other Than For Cause” shall be made by the Company during any period of time that the Company is engaged in bona fide discussions regarding a potential “Change in Control” unless the Company specifically agrees to provide all Severance Compensation to Executive provided in Section 6.1 of this Agreement.

5.3 Termination by Reason of Disability. If, during the term of this Agreement, the Executive, in the reasonable judgment of the Board of Directors, (i) has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and (ii) such illness or incapacity continues for a period of more than 90 consecutive days, or 90 days during any 180 day period, the Company shall have the right to terminate Executive’s employment hereunder by written notification to Executive and payment to Executive of all accrued salary, bonus compensation to the extent earned for the calendar year immediately preceding termination, accrued vacation pay for the year in which termination occurs, any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive’s rights under such plans, and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination, but Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

5.4 Death. In the event of Executive’s death during the term of this Agreement, Executive’s employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay to his estate or such beneficiaries as Executive may from time to time designate all accrued salary, bonus compensation to the extent earned for the calendar year immediately preceding termination, any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive’s rights under such plans, accrued vacation pay for the year in which termination occurs, and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination, but Executive’s estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

       5.5 Voluntary Termination. In the event of a “Voluntary Termination,” as hereinafter defined, provided that the Executive provides the Company with at least 60 days notice of such termination (which notice and any requirement for service may be waived or shortened by the Company), the Company shall within 30 days after such termination pay all accrued salary, bonus compensation to the extent earned, any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive’s rights under such plans, accrued vacation pay for the year in which termination occurs, and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation. “Voluntary Termination” shall mean termination by Executive of Executive’s employment other than (i) termination by reason of Executive’s disability as described in subsection 5.3, (ii) termination by reason of Executive’s death as described in subsection 5.4, and (iii) Termination Upon a Change in Control as described in subsection 5.6.

5.6 Termination Upon a Change in Control. In the event of a “Termination Upon a Change in Control,” as hereinafter defined, Executive shall immediately be paid all accrued salary, bonus compensation to the extent earned, any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive’s rights under such plans, vacation pay for the year in which termination occurs, and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in subsection 6.1. “Termination Upon a Change in Control” shall mean a termination by the Company (other than a Termination for Cause) or by Executive, in either case within one year following a “Change in Control” as hereinafter defined, provided that such termination constitutes a Separation from Service as defined in Section 22.1. “Change in Control” shall mean the date on which any of the following has occurred:

       (a) any individual, entity or group (a “Person”), other than one or more of the Company’s directors on the Effective Date of this Agreement or any Person that any such director controls, becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company (the “Company Outstanding Voting Securities”);

       (b) any Person becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of Enterprise Bank entitled to vote generally in the election of directors of Enterprise Bank (“Bank Outstanding Voting Securities”);

       (c) consummation of a reorganization, merger or consolidation (a “Business Combination”) of the Company, unless, in each case, following such Business Combination (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Company Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination, (ii) no Person (excluding any company resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination except to the extent such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors of the company resulting from the Business Combination are Continuing Directors (as hereinafter defined) at the time of the execution of the definitive agreement, or the action of the Board, providing for such Business Combination;

       (d) consummation of the sale, other than in the ordinary course of business, of more than 50% of the combined assets of the Company and its subsidiaries in a transaction or series of related transactions during the course of any twelve-month period; or

       (e) the date on which Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the Company.

As used in this Section 5.6, the definitions of the terms “beneficial owner” and “group” shall have the meanings ascribed to those terms in Rule 13(d)(3) under the Securities Exchange Act of 1934. As used in this Section 5.6, the term “Continuing Directors” shall mean, as of any date of determination, (i) any member of the Board of Directors on the Effective Date of this Agreement, (ii) any person who has been a member of the Board of Directors for the two years immediately preceding such date of determination, or (iii) any person who was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (A) a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (B) at least four Continuing Directors but excluding, for purposes of this clause (iii), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board of Directors of the Company. “Control” means the direct or indirect ownership of voting securities constituting more than fifty percent (50%) of the issued voting securities of a corporation.

5.7 Resignation Upon Termination. Effective upon any termination under this Section 5 or otherwise, Executive shall automatically and without taking any further actions be deemed to have resigned from all positions then held by him with the Company and all of its Subsidiaries and Affiliates.

5.8 Deferred Compensation Governed by Plan. Payments to be made to Executive hereunder upon Executive’s termination of employment shall not include vested deferred compensation, if any, and any pension plan or profit sharing plan benefits, each of which will be paid in accordance with the terms of the applicable plan.

3.	Change Section 6.1 to read in its entirety as follows:

6.1 Termination Upon Change in Control. In the event Executive’s employment is terminated in a Termination Upon a Change in Control, Executive shall be paid the following as severance compensation within 30 days after such termination:

       (a) An amount equal to Executive’s Base Salary as in effect on Executive’s termination of employment payable for two (1) years following such termination of employment discounted to the net present value of such payments using as a discount rate, the prime rate as reported in the Wall Street Journal as the date of such termination of employment and (ii) an amount equal to the Targeted Bonuses due (based on the Base Salary then in effect) for the year in which such termination of employment occurs (determined as though all requisite targets were fully and completely achieved).

       (b) In the event that Executive is not otherwise entitled to fully exercise all awards granted to him under any stock option plan maintained by the Company and any such plan does not otherwise provide for acceleration of exerciseability upon the occurrence of the Change in Control described herein, such awards shall become immediately exercisable upon a Change in Control.

       (c) All restricted stock granted to Executive will vest and become transferable.

       (d) Executive shall for one year following termination of employment continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive’s rights under such plans, including any perquisites provided under this Agreement; provided, however, that the benefits under any such plans of the Company in which Executive is a participant, including any such perquisites, shall cease upon Executive’s obtaining other employment. If necessary to provide such benefits to Executive, the Company shall, at its election, either: (i) amend its employee benefit plans to provide the benefits described in this paragraph (c), to the extent that such is permissible under the nondiscrimination requirements and other provisions of the Internal Revenue Code of 1986 (the “Code”) and the provisions of Executive Retirement Income Security Act of 1974, or (ii) to the extent that doing so will not result in a violation of Code Section 409A, provide separate benefit arrangements or cash payments so that Executive receives amounts equivalent thereto, net of tax consequences.

4.	There shall be added a new Section 22 which reads in its entirety as follows:

22. 409A. The following provisions shall apply notwithstanding any other provisions herein to the contrary:

22.1 Separation From Service. Any amount that (i) is payable upon termination of Executive’s employment with the Company under any provision of this Agreement, and (ii) is subject to the requirements of Code Section 409A, shall not be paid unless and until the Executive has Separated from Service. As used in this Agreement, the terms “Separated from Service” and “Separation from Service” shall have the meaning specified in Treasury Regulation Section 1.409A-1(h).

22.2 Required Delay. If Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) of Company at the time of his termination of employment and if payment of severance compensation to the Executive is on account of an “involuntary separation from service” (as defined in Treasury Regulation Section 1.409A-1(n)), Executive shall be paid such severance compensation during the six (6) month period immediately following the date of his Separation from Service as otherwise provided under Section 6 for such six-month period except that the total amount of such payments shall not exceed the lesser of the amount specified under (i) Treasury Regulation Section 1.409A-1(9)(iii)(A)(1) or (ii) Treasury Regulation Section 1.409A-1(9)(iii)(A)(2). To the extent such amounts otherwise payable during such six-month period exceed the amounts payable under the immediately preceding sentence, such excess amounts shall not be paid during such six-month period, but instead shall be paid in a single sum on the first regular payroll date of Company immediately following the six (6) month anniversary of the date of Executive’s Separation from Service. If Executive is a specified employee and Executive’s Separation from Service is not an involuntary separation from service as defined in Treasury Regulation Section 1.409A-1(n), then any severance compensation and any other amount due to Executive under this Agreement that is subject to Code Section 409A and that would otherwise have been paid during the six (6) month period immediately following the date of Executive’s Separation from Service shall be paid in a single sum on the first payroll date of Company immediately following the six month anniversary of Executive’s Separation from Service. Amounts, the payment of which are deferred under this Section, shall be increased by interest at the prime rate as of the date of Executive’s Separation from Service as published in the Wall Street Journal from the date such amounts would have been paid but for this provision and such accumulated interest shall also be paid to the Executive on the first payroll date of Company immediately following the six month anniversary of Executive’s Separation from Service.

Notwithstanding the provisions of this Section 22, the Company has no responsibility or obligation to Executive with respect to any tax that may be incurred by Executive pursuant to Code Section 409A.

5.	There shall be added a new Section 23 which reads in its entirety as follows:

23. Emergency Economic Stabilization Act Provisions. The following provisions are agreed to by the parties in connection with the purchase by the United States Department of the Treasury (the “UST”) of certain preferred shares and related common stock warrants of the Company (the “Purchased Securities”) and pursuant to a Letter Agreement and a Securities Purchase Agreement, between the UST and the Company (the “Purchase Agreement”), the Company is required to meet certain executive compensation and corporate governance standards under Section 111(b) of EESA, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date (as defined in the Purchase Agreement) (such guidance or regulation being hereinafter referred to as the “CPP Guidance”).

       (a) In the event that any payment or benefit to which the Executive is or may become entitled under the this Agreement, the Plan or any other plan, arrangement or agreement of the Company to which Executive is a party or beneficiary is a “golden parachute payment” for purposes of Section 111(b) of the EESA and the CPP Guidance, including the rules set forth in Section 30.9 Q-9 of 31 C.F.R. Part 30, if, and to the extent, the payment of which is prohibited to be made by the Company under EESA and the CPP Guidance then during the period that the UST owns any equity or debt securities acquired under the Purchase Agreement or the conversion of any convertible securities or exercise of any options or warrants acquired thereunder (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide) any such prohibited portion of such payment or benefit to the Executive and (ii) Executive shall not be entitled to receive any such prohibited portion of such payment or benefit.

       (b) Any bonus or incentive compensation paid to the Executive during the period that the UST owns the Purchased Securities will be subject to recovery or “clawback” by the Company or its affiliates (pursuant to the Company’s TARP Capital Purchase Program Clawback Policy attached hereto as Exhibit A, as it may be amended from time to time) if, and to the extent, the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, all within the meaning of Section 111(b) of the EESA and the CPP Guidance.

       (c) In the event that the Committee determines that any bonus or incentive compensation arrangement pursuant to which the Executive is or may be entitled to a payment, including without limitation this Agreement or the Plan, encourages the Executive to take “unnecessary and excessive risks that threaten the value of the financial institution” (within the meaning of § 30.9 Q-4 of 31 C.F.R. Part 30), the Committee (or, if required by the applicable arrangement, the Board), on behalf of the Company, shall take such action as is necessary to amend any such bonus and/or incentive compensation arrangements to eliminate such encouragement, and the Executive’s bonus and/or incentive compensation will be determined pursuant to such amended arrangements.

6.	Except as expressly amended pursuant to this Amendment, the Original Agreement shall continue in full force and effect without modification. Employee hereby waives any claim that this Amendment constitutes a Termination Other Than for Cause, as such term is defined in the Original Agreement.

7.	Capitalized terms not defined herein shall have the meaning given them in the Original Agreement unless the context clearly and unambiguously requires otherwise.

[The remainder of this page is blank. The next page is the signature page.]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 19th day of December, 2008.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Peter F. Benoist
Peter F. Benoist, President & Chief
Executive Officer

/s/ Frank H. Sanfilippo
Frank H. Sanfilippo

Exhibit A

Capital Purchase Program Clawback Policy

     This Capital Purchase Program Clawback Policy (this “Policy”), adopted by Enterprise Financial Services Corp (the “Company”) Board of Directors (the “Board”) as of December 17, 2008, has been established as part of the Company’s participation in the TARP Capital Purchase Program (the “CPP”) of the United States Treasury Department (“UST”). This Policy is intended to comply with Section 111(b)(2)(B) of the Emergency Economic Stabilization Act of 2008 (“EESA”), and the guidance and regulations thereunder in effect as from time to time (any such guidance or regulation being referred to hereinafter as “CPP Guidance”).

     Any bonus or incentive compensation paid to any of the Company’s “senior executive officers” or “SEOs,” within the meaning set forth in CPP Guidance, during the time period UST holds an equity or debt position acquired under the CPP will be subject to recovery or “clawback” by the Company to the extent such payment or benefit was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

     This Policy will be administered by the Board’s Compensation Committee (the “Committee”), unless otherwise determined by the Board, in accordance with the following:

     1) This Policy shall be interpreted and all determinations pursuant to this Policy shall be made in accordance with EESA and any applicable CPP Guidance, notwithstanding anything in any policy, plan, program, agreement or arrangement of the Company or any of the affiliates in its “controlled group,” within the meaning of §30.1 Q-1(b) of 31 C.F.R. Part 30 or any subsequent applicable CPP Guidance, to the contrary.

     2) If the Committee determines, in its sole and absolute discretion, that, during the time period that UST holds an equity or debt position acquired under the CPP, an SEO received a payment, or payments, of bonus or incentive compensation (including, without limitation, any non-equity short- or long-term bonus or any equity compensation) that is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria used in determining or setting such bonus or incentive compensation, then the Committee shall determine the amount of any such bonus or incentive compensation that was paid as a result of such materially inaccurate financial statements and/or performance metric criteria (the “Overpayment Amount”). The Committee shall, promptly after making such determination, send such SEO a notice of recovery (“Recovery Notice”) which shall specify the Overpayment Amount and the terms for prompt repayment thereof.

     The Board shall have the authority to amend or terminate this Policy to the extent necessary to comply with the requirements of EESA and the CPP Guidance. The Committee shall have the authority to establish rules and procedures for administering this Policy, all of which shall comply with the requirements of EESA and the CPP Guidance.